Exhibit 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

Amendment No. 1, dated as of December 30, 2009 (this “Amendment”), to the Employment Agreement (the “Agreement”), dated as of January 17, 2007 by and among SYSTEMAX INC., a Delaware corporation (the “Company") and LAWRENCE P. REINHOLD (the "Employee").

RECITALS

WHEREAS, the Company and the Employee desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.             Additional Provision.  The following provision shall be added as paragraph (h) to Section 4 of the Agreement:

(h)           Delayed Payment.  Notwithstanding anything else herein to the contrary, any payment scheduled to be made to the Employee after Employee’s termination of employment shall not be made until the date six months after the date of the termination of employment to the extent necessary to comply with Section 409A(a)(B)(i) and applicable Treasury Regulations.

2.             Effectiveness.  This Amendment shall be deemed effective as of the date first above written, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

3.             Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

4.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Employment Agreement to be duly executed by their respective authorized officers as of the date first above written.

SYSTEMAX INC.

By:
Name:
Title:

By: Lawrence P. Reinhold

[Signature Page to Amendment No. 1 to Employment Agreement]